Exhibit 10.25

DESCRIPTION OF AGREEMENT BETWEEN THE REGISTRANT AND JOSEPH FRISCIA

ENTERED INTO IN JANUARY 2004

Joseph J. Friscia resigned as Executive Vice President of Sales and Service in January 2004. At the time of his resignation, Mr. Friscia entered into an oral agreement with Pegasystems pursuant to which he agreed to provide sales consulting services to the company through March 31, 2004 in exchange for variable compensation capped at $100,000. The actual amount of Mr. Friscia’s compensation under the agreement is based on Pegasystems’ revenue in the first quarter of 2004.